UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2022

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	90-1898207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4131 N. Central Expwy, Suite 900, Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 963-2644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

September 2022 Mast Hill SPA; Note and Warrants

On September 13, 2022, American International Holdings Corp. (“American International”, the “Company”, “we” and “us”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill” or the “Investor”), an accredited institutional investor, for the sale of a convertible promissory note in an aggregate principal amount of $62,250 (the “Mast Hill Note”) and warrants to purchase an aggregate of 3,000,000 shares of the Company’s common stock (the “Warrants”). The Purchase Agreement, Mast Hill Note, and Warrants are collectively referred to as the “Transaction Documents”. The Company closed the sale of the Mast Hill Note on September 13, 2022, raising gross proceeds of $56,025.

The Company paid J. H. Darbie & Co., a commission of $3,362 in connection with the sale of the Mast Hill Note, and paid $2,500 of Mast Hill’s legal fees. The Mast Hill Note also had a 10% original issue discount, and as a result, the Company raised a total of $50,162 in net proceeds in connection with the sale of the note.

The Company previously sold a substantially similar convertible note in the original principal amount of $62,250 and granted substantially similar warrants to purchase 3,000,000 shares of the Company’s common stock to Mast Hill on August 29, 2022, as reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 8, 2022.

The Purchase Agreement

Pursuant to the Purchase Agreement, the Company is required to use the proceeds of the sale of the Mast Hill Note for business development and not for the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates; any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company; the repayment of any debt issued in corporate finance transactions; any loan to or investment in any other corporation, partnership, enterprise or other person, except in connection with the Company’s currently existing operations; or in violation or contravention of any applicable law, rule or regulation. The Company is not permitted to enter into any public or private offering of the Company’s securities (including convertible securities) with any other investor that is more favorable in any material respect than the Investor’s rights under the Transaction Documents, unless similar terms are granted to the Investor, and is prohibited from entering into certain “variable rate transactions” (including the issuance of convertible securities with a conversion or exercise price that varies with trading prices of the Company’s common stock or is contingent upon a future event relating to the Company’s business or the market for its common stock, or any agreement to issue securities at a future determined price) for as long as the Mast Hill Note is outstanding. The Company is also required to maintain the listing and trading of its common stock on the principal securities exchange or trading market where such common stock is listed or traded and timely file all required reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with a penalty of 1% of the purchase price of the Mast Hill Note to be paid on the date of any reporting failure and every thirty days thereafter until such reporting failure is cured. The Company also granted the Investor piggy-back registration rights (except in connection with underwritten offerings and other customary exceptions) and agreed to indemnify the Investor in connection with certain violations of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), in connection with the piggy-back registration rights. The Purchase Agreement includes indemnification obligations of the Company and customary representations and warranties of the Investor and the Company regarding the purchase and offer and sale of the Mast Hill Note.

The Mast Hill Note

The Mast Hill Note contains a 10% original issue discount, matures one year from its date of issue, and accrues interest at a rate of 12% per annum (16% upon the occurrence of an event of default). The Mast Hill Note does not provide for fixed installment payments, but provides that upon the Company’s receipt of cash proceeds from any source, at the Investor’s option, the Company will immediately apply up to 50% of such proceeds to repay all or any portion of the outstanding principal amount and interest then due under such Mast Hill Note.

The Mast Hill Note (including accrued interest thereon) is convertible into shares of the Company’s common stock at any time at a conversion price equal to $0.04 per share. We agreed to deduct $500 from each conversion amount to pay the Investor’s fees associated with each conversion. The Mast Hill Note contains a requirement for the Company to reserve a number of shares of common stock equal to the greater of: (i) 6,225,000 shares of common stock then issuable upon conversion of such Note or (ii) a fixed number of shares of common stock which equal four times the initial number of shares issuable upon conversion of the Mast Hill Note. The Mast Hill Note provides for a reduction of the conversion price to match the price per share of any dilutive issuance made while the Note is outstanding (other than pursuant to certain customary excepted issuances). The conversion price of the Mast Hill Note may be adjusted upon the occurrence of certain events, such as a merger, consolidation, exchange of shares, recapitalization, reorganization, or similar events.

The Mast Hill Note has priority over all unsecured indebtedness of the Company, and while the Mast Hill Note is outstanding, the Company is prohibited from paying or declaring any dividend or other distribution on shares of capital stock other than dividends in kind and distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors, selling, leasing or otherwise disposing of any significant portion of its assets outside the ordinary course of business and from lending money, giving credit, making advances to or entering into any transaction with any person, firm, joint venture or corporation (other than transactions in existence prior to the issuance of the Mast Hill Note of which the Investor has been informed in writing prior to closing, transactions with unaffiliated third parties in the ordinary course of business, or transactions with unaffiliated third parties not in excess of $100,000).

The Mast Hill Note contains penalties for the Company’s failure to timely deliver shares due upon conversion thereof. The Mast Hill Note contains provisions limiting the Investor’s ability to convert any portion of the Mast Hill Note if such conversion would cause the Investor’s (or any affiliate of any such Investor’s) holdings in the Company to exceed 4.99% of the Company’s issued and outstanding shares of common stock. The Mast Hill Note contains customary events of default, which include the suspension, trading halt, or delisting of the Company’s common stock on the principal securities exchange or trading market on which the Company’s common stock is listed or traded; final judgments equal to or greater than $100,000 rendered against the Company; and the Company’s failure to comply with the reporting obligations of the Exchange Act. Upon the occurrence of an event of default, the amount of the Mast Hill Note increases by 125% (including principal and accrued interest) and is immediately due and payable. The Company has the right to prepay the Mast Hill Note by paying 100% of the principal and interest thereon at any time (provided we are required to provide the holder 10 trading days’ prior written notice of such repayment), plus $750 per note holder for administrative fees.

If at any time while the Mast Hill Note is outstanding, we have a bona fide offer of capital or financing from any third party, that we intend to act upon, then we must first offer such opportunity to Mast Hill to provide such capital or financing on the same terms as each respective third party’s terms.

The Warrants

The Warrants have a term of five years beginning, if ever, on the date that an event of default occurs under the Mast Hill Note, and an exercise price of $0.04 per share. The exercise price and the number of shares underlying the Warrant will be adjusted to account for any dividend or distribution by the Company to the holders of its common stock. Each Warrant provides for a reduction of the exercise price to match the price per share of any dilutive issuance made while the Warrant is outstanding (other than in connection with stock plan issuances and other customary exceptions), and a further increase in the number of warrant shares thereafter so that the (a) exercise price, multiplied by (b) the number of shares of common stock issuable upon exercise of the Warrants, always equals $120,000. The exercise price of the Warrants is subject to customary adjustment upon the occurrence of certain events, such as a subdivision (by any stock split, stock dividend, recapitalization or otherwise) of the Company’s common stock.

The Warrant contains a requirement for the Company to reserve two times the number of shares of common stock issuable upon the exercise of such Warrant. If the Company undertakes certain fundamental transactions (such as certain mergers, exchanges, or the sale of substantially all of the Company’s assets) while the Warrants are outstanding, the Investor will have the right to receive any consideration received by the record holders of the Company’s common stock as a result of such fundamental transaction and the exercise price of the Warrants will be adjusted to account for such additional consideration. The Warrants contain provisions limiting the Investor’s ability to exercise the Warrants if such exercise would cause the Investor’s (or any affiliate of any such Investor’s) holdings in the Company to exceed 4.99% of the Company’s issued and outstanding shares of common stock.

In the event the Mast Hill Note is repaid in full by the maturity date thereof, the Warrants are cancelled and extinguished in their entirety, unless an event of default has occurred under the Mast Hill Note in which case such requirement to extinguish the Warrants is terminated.

The Warrants include cashless exercise rights.

Disclaimers Regarding the Transaction Documents

The representations, warranties, covenants, and agreements contained in the Purchase Agreement and the other Transaction Documents were made solely for the benefit of the parties to the Purchase Agreement and such other Transaction Documents. In addition, such representations, warranties, covenants, and agreements (i) are intended as a way of allocating the risk between the Company and the Investor and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Purchase Agreement, Warrant and Note are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreement, Mast Hill Note, and Warrants are not complete, and qualified in their entirety by the full text of such agreements, attached hereto as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Mast Hill Note and the other Transaction Documents described in Item 1.01, above, are incorporated by reference into this Item 2.03 in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater detail above in Item 1.01, which information is incorporated by reference into this Item 3.02 in its entirety, on September 13, 2022, the Company sold the Mast Hill Note and Warrants to purchase 3,000,000 shares of common stock to Mast Hill. We claim an exemption from registration for the issuance and grant of such Mast Hill Note and Warrants pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, since the foregoing issuances/grants did not involve a public offering, the recipient was an “accredited investor”, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

In the event the Mast Hill Note is converted in full (not including interest which will accrue thereon), at a conversion price of $0.04 per share, a maximum of 1,556,250 shares of common stock would be issuable to the holder of such Mast Hill Note.

In the event the Warrants are exercised in full (notwithstanding the cashless exercise rights associated therewith and other reset rights set forth therein), at an exercise price of $0.04 per share, a maximum of 3,000,000 shares of common stock would be issuable to the holders of such Warrants.

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Mast Hill Note and the other Transaction Documents described in Item 1.01, above, are incorporated by reference into this Item 3.03 in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1*#	Securities Purchase Agreement by and between American International Holdings Corp., and Mast Hill Fund, L.P. dated September 13, 2022
10.2*	$62,250 Promissory Note issued to Mast Hill Fund, L.P. by American International Holdings Corp. dated September 13, 2022
10.3*	Common Stock Purchase Warrant dated September 13, 2022, to purchase 3,000,000 shares of common stock, issued by American International Holdings Corp. in favor of Mast Hill Fund, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that American International Holdings Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: September 23, 2022	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer